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                                                                    EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE (LOSS) EARNINGS:
(In thousands, except number of days and per share data)

         (A) Computation of the weighted average number of shares of common stock outstanding for the year ended September 30, 2003, 2002 and 2001:

                                                                            WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF   NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING     SHARE DAYS     OUTSTANDING
                           ------------   --------------   ----------   ----------------

2003

October 1 - September 30       7,129            365         2,602,242
Shares Issued                     67          Various          13,100
                               -----                        ---------
                               7,196                        2,615,342        7,165
                               =====                        =========        =====

2002

October 1 - September 30       7,065            365         2,578,655
Shares Issued                     64          Various          12,347
                               -----                        ---------
                               7,129                        2,591,002        7,099
                               =====                        =========        =====

2001

October 1 - September 30       7,027            365         2,565,004
Shares Issued                     38          Various           9,276
                               -----                        ---------
                               7,065                        2,574,280        7,053
                               =====                        =========        =====

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  (B) Computation of (Loss) Earnings Per Share:

         Computation of (loss) earnings per share is net (loss) earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                                                                 2003                   2002                  2001
                                                               --------               --------               -------
Basic:
 Weighted average number of shares
  of common stock outstanding                                    7,165                  7,099                 7,053
                                                                ------                 ------                ------

 Net (loss) earnings                                           ($8,279)               ($1,317)               $  451
                                                                ------                 ------                ------

 Net (loss) earnings per share                                 ($ 1.16)               ($ 0.19)               $ 0.06
                                                                ======                 ======                ======

Assumuming dilution:
 Weighted average number of shares
  of common stock outstanding                                    7,165                  7,099                 7,053
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                                            0                      0                    40
                                                                ------                 ------                ------
 Total                                                           7,165                  7,099                 7,093
                                                                ------                 ------                ------

 Net (loss) earnings                                           ($8,279)               ($1,317)               $  451
                                                                ------                 ------                ------

 Net (loss) earnings per share                                 ($ 1.16)               ($ 0.19)               $ 0.06
                                                                ======                 ======                ======